                                                                     EXHIBIT 4.2

                         COMMON STOCK PURCHASE WARRANT

                              TRANS ENERGY, INC.

WARRANT NUMBER                                             CUSIP NO. 89323B 11 6
W A                                                           NUMBER OF WARRANTS

THIS CERTIFIES THAT, For Value Received,

        or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.001 par value, of Trans Energy, Inc., a Nevada corporation (the "Company"), at any time from ________________, 1997 and prior to the Expiration date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of

                                                , as Warrant Agent, or its
successor (the "Warrant Agent"), accompanied by payment of $_______ subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

        This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ______________, 1996, by and between the Company and the Warrant Agent.

        In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification of adjustment.

        Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate of Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

        The term "Expiration Date" shall mean 5:00 P.M. (New York time) on ______________, 2002. If each such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

        The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that, if required by the Act, it will file a registration statement under the Act, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with
Section 10(a) (3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

        This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificate to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate of Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

        Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

        Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.10 per
Warrant, at any time commencing after                , 1997 if the closing bid
price of the Common Stock on the Nasdaq Small Cap Market exceeds 140% of the public offering price for the 20 consecutive trading days preceding the Notice of Redemption (as defined below). A holder of Redeemable Warrants may choose to exercise the Redeemable Warrant during the thirty day notice period. Notice of redemption (the "Notice of Redemption") shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.

        UNDER CERTAIN CIRCUMSTANCES, L. B. SAKS, INC., ITS SUCCESSORS AND ASSIGNS SHALL BE ENTITLED TO RECEIVE AN AGGREGATE OF FIVE PERCENT OF THE PURCHASE PRICE OF THE WARRANTS REPRESENTED HEREBY.

        Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or at the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

        This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

        This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: ____________________, 1996

                                                TRANS ENERGY, INC.

SEAL
                                              By: ______________________________
                                                  Name:
                                                  Title:


                                              By: ______________________________
                                                  Name:
                                                  Title:


COUNTERSIGNED:

                               as Warrant Agent


By: ______________________________
    Authorized Officer


    Countersigned & Registered:
    INTERSTATE TRANSFER COMPANY
    56 West 400 South, Suite 260
    Salt Lake City, UT 84101
    (801) 531-7860 Fax: (801) 539-1895


By: ________________________________
    Registrar-Authorized Signatures

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                                  ASSIGNMENT
                                  ----------
     To Be Executed by the Registered Holder in Order to Assign Warrants

   FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

       ------------------------------------------------------------------

       ------------------------------------------------------------------

       ------------------------------------------------------------------
                    (please print or type name and address)

__________________________________________ of the Warrants represented by this
Warrant Certificate, and hereby irrevocably constitutes and appoints __________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

       Dated: ____________________ 199___   x__________________________
                                                Signature Guaranteed

                                             --------------------------


THIS SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON EXCHANGE.


                   IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

     1. The exercise of this Warrant was solicited by L. B. Saks., unless the following box is checked. [ ]

     2.  The exercise of this Warrant was solicited by _________________. [ ]

     3. If the exercise of this Warrant was not solicited, please check the following box. [ ]


     Dated: _____________________ 199__   x _______________________________

                                          _________________________________

                                          _________________________________
                                                        Address

                                          _________________________________
                                             Social Security or Taxpayer
                                                Identification Number

                                          _________________________________
                                                 Signature Guaranteed


                               SUBSCRIPTION FORM
                               -----------------

                    To Be Executed by the Registered Holder
                         in Order to Exercise Warrant

        The undersigned Registered Holder hereby irrevocably elects to exercise ___________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

                         PLEASE INSERT SOCIAL SECURITY
                         OR OTHER IDENTIFYING NUMBER
           _________________________________________________________

           _________________________________________________________

           _________________________________________________________
                    (please print or type name and address)

and be delivered to

           _________________________________________________________

           _________________________________________________________

           _________________________________________________________
                    (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.